UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 13, 2012

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202

(513) 579-7000

-and-

151 West 34th Street, New York, New York 10001

(212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creating a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2012, Macy’s, Inc. (“Macy’s”) and its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (“Macy’s Holdings”), entered into the Indenture (the “Base Indenture”), the First Supplemental Trust Indenture (the “First Supplemental Indenture”) and the Second Supplemental Trust Indenture (the “Second Supplemental Indenture” and, together with the Indenture and the First Supplemental Indenture, the “Indenture”), each dated as of January 13, 2012, among Macy’s Holdings, as issuer, Macy’s, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, in connection with the offer and sale of $550 million aggregate principal amount of Macy’s Holdings’ 3.875% Senior Notes due 2022 and $250 million aggregate principal amount of Macy’s Holdings’ 5.125% Senior Notes due 2042, each of which are fully and unconditionally guaranteed by Macy’s.

Macy’s Holdings will pay interest on the senior notes on each January 15 and July 15, beginning on July 15, 2012. The 3.875% Senior Notes due 2022 will mature on January 15, 2022 and the 5.125% Senior Notes due 2042 will mature on January 15, 2042. Before October 15, 2021, Macy’s Holdings may, at any time, redeem the 3.875% Senior Notes due 2022 at a redemption price equal to 100% of the principal amount of such series, plus a “make whole” premium described in the Indenture. On or after October 15, 2021, Macy’s Holdings may redeem the 3.875% Senior Notes due 2022 at par, plus accrued and unpaid interest. Before July 15, 2041, Macy’s Holdings may, at any time, redeem the 5.125% Senior Notes due 2042 at a redemption price equal to 100% of the principal amount of such series, plus a “make whole” premium described in the Indenture. On or after July 15, 2041, Macy’s Holdings may redeem the 5.125% Senior Notes due 2042 at par, plus accrued and unpaid interest.

Upon the occurrence of both (i) a change of control of Macy’s and (ii) within a specified period in relation to the change of control, a downgrade of the senior notes by at least two of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and being rated below an investment grade rating by at least two of such rating agencies, Macy’s Holdings will be required to make an offer to purchase the senior notes of such series at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The senior notes are subject to the covenants in the Indenture, which include limitations on liens, limitations on sale and leaseback transactions, limitations on sales of assets, and limitations on merger and consolidation.

The Indenture contains customary events of default, including: (a) failure to pay principal or premium, if any, on any senior note when due; (b) failure to pay any interest on any senior note for 30 days after the interest becomes due; (c) failure to redeem or repurchase any senior note when required to do so; (d) Macy’s Holdings’ failure to perform, or its breach of, any other covenant in the Indenture for 60 days after written notice thereof; (e) nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Macy’s Holdings or any of its restricted subsidiaries, the unpaid principal amount of which is not less than $100 million, which default results in the acceleration of the maturity of the indebtedness; (f) the entry of any final judgment or order against Macy’s Holdings, Macy’s or any of their restricted subsidiaries, which judgment or order creates a liability of $100 million or more in excess of insured amounts and which has not been stayed, vacated, discharged, or otherwise satisfied for a period of 60 days; (g) Macy’s guarantee ceases to be in full force and effect; and (h) specified events of bankruptcy, insolvency or reorganization involving Macy’s Holdings, Macy’s or any significant subsidiary (or group of subsidiaries that would constitute a significant subsidiary) of Macy’s or Macy’s Holdings.

If an event of default resulting from specified events involving bankruptcy, insolvency or reorganization occurs, the Indenture provides that the principal of, premium, if any, and accrued interest on the senior notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the senior notes. If any other event of default occurs and is continuing, the Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the outstanding senior notes may declare the principal amount of all the senior notes to be due and payable immediately.

The foregoing disclosure is qualified in its entirety by reference to the Base Indenture, First Supplemental Indenture and the Second Supplemental Indenture, which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of January 13, 2012, among Macy’s Retail Holdings, Inc., as issuer, Macy’s, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	First Supplemental Trust Indenture, dated as of January 13, 2012, among Macy’s Retail Holdings, Inc., as issuer, Macy’s, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Second Supplemental Trust Indenture, dated as of January 13, 2012, among Macy’s Retail Holdings, Inc., as issuer, Macy’s, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: January 13, 2012	By:	/s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Chief Financial Officer

INDEX TO EXHIBITS

Index Number	Description

4.1	Indenture, dated as of January 13, 2012, among Macy’s Retail Holdings, Inc., as issuer, Macy’s, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	First Supplemental Trust Indenture, dated as of January 13, 2012, among Macy’s Retail Holdings, Inc., as issuer, Macy’s, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Second Supplemental Trust Indenture, dated as of January 13, 2012, among Macy’s Retail Holdings, Inc., as issuer, Macy’s, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

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